Exhibit 99.1

AlphaTime Acquisition Corp Transfers to the Nasdaq Capital Market and Regains Compliance with Nasdaq Listing Requirements

New York, NY, July 9, 2025 — AlphaTime Acquisition Corp (Nasdaq: ATMC, ATMCU, ATMCR, ATMCW) (“AlphaTime” or the “Company”), a special purpose acquisition company, today announced it has received written notice (the “Compliance Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with Nasdaq Listing Rule 5450(a)(2). This confirmation follows Nasdaq’s approval of the Company’s application to transfer the listing of its securities to the Nasdaq Capital Market, effective at the opening of business on July 11, 2025.

Nasdaq also notified the Company in the Compliance Notice that the hearing before the Nasdaq Hearings Panel previously scheduled to take place on July 15, 2025, has been cancelled, and the Company’s securities will continue to be listed and traded on The Nasdaq Capital Market.

About AlphaTime Acquisition Corp.

AlphaTime Acquisition Corp is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company, the company intends to focus its search on businesses throughout Asia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including but not limited to statements regarding future plans, expectations, or objectives of the Company. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For investor and media inquiries, please contact:

Gan Kim Hai

Chief Executive Officer

hai@alphatimespac.com